Exhibit 99.1

PRESS RELEASE

Level 3 Reports Fourth Quarter and Full Year 2015 Results

Full Year 2015 Highlights

•                  Grew Core Network Services revenue by 5.3 percent for the full year 2015, on a pro forma and constant currency basis

•                  Grew Enterprise Core Network Services revenue by 7.2 percent for the full year 2015, on a pro forma and constant currency basis

•                  Grew Adjusted EBITDA by 16 percent for the full year 2015, compared to the company’s outlook of 15 to 17 percent

•                  Generated Free Cash Flow of $658 million for the full year 2015, which excludes accelerated cash interest payments of $32 million related to capital markets activity in the fourth quarter 2015, and was above the company’s outlook range of $600 to $650 million

•                  Achieved approximately $216 million of annualized run-rate Adjusted EBITDA synergies since the close of the tw telecom transaction, exceeding the company’s outlook of $140 million by the end of the first quarter 2016 and a total of $200 million

BROOMFIELD, Colo., February 4, 2016 — Level 3 Communications, Inc. (NYSE: LVLT) today reported results for the quarter and full year ending December 31, 2015.

“Our 2015 results demonstrate Level 3’s solid execution and performance,” said Jeff Storey, president and CEO of Level 3. “Demand for bandwidth remains very strong and the proliferation of connected devices continues. These demand drivers are creating an enterprise networking opportunity that is well suited for the depth, scale and reach of Level 3’s global network and capabilities. We believe we are well positioned to continue to take enterprise market share.”

Total revenue was $2.053 billion for the fourth quarter 2015, compared to $2.052 billion for the fourth quarter 2014 and $8.229 billion for the full year 2015 compared to $8.123 billion for the full year 2014. The full year 2015 and the full year 2014 results include nine months and twelve months of results from the company’s Venezuelan subsidiary’s operations, respectively. The full year 2014 results are presented on a pro forma basis assuming the tw telecom acquisition took place on January 1, 2014.

In the fourth quarter 2015, the company generated net income of $3.323 billion and basic earnings per share of $9.33. This includes a non-cash benefit to the fourth quarter Income Tax Expense of approximately $3.3 billion related to the release of the company’s valuation allowance against U.S. federal and state deferred tax assets, an expense of $151 million for the provision for income taxes after the release of the valuation allowance and a charge of $55 million on the modification and extinguishment of debt. Excluding all of these items, basic earnings per share were $0.53 for the fourth quarter 2015. Net loss per share was $0.24 for the fourth quarter 2014 on a pro forma basis.

Financial Results

Metric ($ in millions)	Fourth Quarter 2015	Fourth Quarter 2014 Pro Forma(1)(2)	Full Year 2015(3)	Full Year 2014 Pro Forma(1)(2)
Core Network Services Revenue(4)	$1,943	$1,918	$7,757	$7,552
Wholesale Voice Services and Other Revenue	$110	$134	$472	$571
Total Revenue	$2,053	$2,052	$8,229	$8,123
Network Access Costs	$708	$732	$2,833	$2,894
Network Access Margin	65.5%	64.3%	65.6%	64.4%
Network Related Expenses (NRE) (5)	$337	$364	$1,403	$1,432
Selling, General and Administrative Expenses (SG&A)(5)	$323	$332	$1,323	$1,355
Non-cash Compensation Expense	$49	$93	$141	$168
Adjusted EBITDA(6)(7)	$681	$469	$2,638	$2,271
Adjusted EBITDA Margin(6)(7)	33.2%	22.9%	32.1%	28.0%
Capital Expenditures	$330	$346	$1,229	$1,255
Unlevered Cash Flow(7)	$399	$213	$1,293	$911
Free Cash Flow(7)(8)	$226	$(9)	$626	$183
Net Income (Loss)	$3,323	$(80)	$3,433	$149
Net Income (Loss) per Common Share-Basic	$9.33	$(0.24)	$9.71	$0.44

(1)   References to “pro forma” figures assume the tw telecom acquisition took place on January 1, 2014.

(2)   The reported fourth quarter 2014 and full year 2014 results include the company’s Venezuelan subsidiary’s operations.

(3)   The reported full year 2015 results include nine months of results from the company’s Venezuelan subsidiary’s operations.

(4)   The reported fourth quarter 2014 and full year 2014 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

(5)   Excludes non-cash compensation expense and integration-related expenses.

(6)   Includes tw telecom acquisition related expenses of $4 million for the fourth quarter 2015, $32 million for the full year 2015, $156 million for the fourth quarter 2014 and $172 million for the full year 2014.

(7)   See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.

(8)   Includes accelerated cash interest payments of $32 million related to the capital markets transaction completed in the fourth quarter 2015.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Fourth Quarter 2015	Fourth Quarter 2014 Pro Forma(1)(2)	Percent Change, Constant Currency	Full Year 2015 Pro Forma(1)(3)	Full Year 2014 Pro Forma(1)(4)	Percent Change, Constant Currency
North America	$1,571	$1,505	5%	$6,208	$5,867	6%
Wholesale	$425	$425	—%	$1,734	$1,706	2%
Enterprise	$1,146	$1,080	6%	$4,474	$4,161	8%

EMEA	$212	$221	1%	$835	$902	—%
Wholesale	$69	$75	—%	$275	$326	(7)%
Enterprise	$118	$118	3%	$457	$461	6%
UK Government	$25	$28	(8)%	$103	$115	(4)%

Latin America	$160	$171	8%	$642	$696	7%
Wholesale	$35	$37	4%	$139	$147	7%
Enterprise	$125	$134	10%	$503	$549	7%

Total CNS Revenue	$1,943	$1,897	4%	$7,685	$7,465	5%
Wholesale	$529	$537	—%	$2,148	$2,179	1%
Enterprise	$1,414	$1,360	6%	$5,537	$5,286	7%

(1)   References to “pro forma” figures assume the tw telecom acquisition and the deconsolidation of the company’s Venezuelan subsidiary’s operations took place on January 1, 2014.

(2)   Excludes total revenue from the company’s Venezuelan subsidiary’s operations of $21 million for the fourth quarter 2014.

(3)   Excludes total revenue from the company’s Venezuelan subsidiary’s operations of $25 million for the third quarter 2015, $24 million for the second quarter 2015, and $23 million for the first quarter 2015.

(4)   Excludes total revenue from the company’s Venezuelan subsidiary’s operations of $87 million for the full year 2014.

CNS Revenue

CNS Revenue was $1.943 billion in the fourth quarter 2015, increasing 4.4 percent year-over-year on a pro forma and constant currency basis compared to the fourth quarter 2014. For the full year 2015, CNS Revenue was $7.685 billion, which grew 5.3 percent on a pro forma and constant currency basis compared to the full year 2014.

Deferred Revenue

The deferred revenue balance was $1.244 billion at the end of the fourth quarter 2015, compared to $1.208 billion at the end of the fourth quarter 2014.

Adjusted EBITDA

For the fourth quarter 2015, Adjusted EBITDA was $681 million, including integration-related expenses of $4 million. For the fourth quarter 2014, Adjusted EBITDA on a pro forma basis was $469 million, which included tw telecom transaction and integration-related expenses of $156 million.

For the full year 2015, Adjusted EBITDA was $2.638 billion, including integration-related expenses of $32 million, an increase of 16 percent from the starting point of $2.271 billion for the full year 2014, on a pro forma basis, which includes $172 million of transaction and integration-related expenses.

Capital Market Transactions and Liquidity

On December 13, 2015, the company redeemed $900 million aggregate principal amount of Level 3 Financing, Inc.’s 8.625% Senior Notes due 2020. To fund the redemption of these notes, Level 3 Financing used the net proceeds, along with cash on hand, from the issuance of its 5.375% Senior Notes due 2024.

The loss on extinguishment and modification of debt as a result of this transaction and related redemption was $55 million.

As of December 31, 2015, the company had cash and cash equivalents of $854 million.

Release of Deferred Tax Valuation Allowance

With the continued expectation of generating income before taxes in the U.S., the company released a significant portion of its valuation allowance against its net U.S. and state deferred tax asset position in the fourth quarter 2015. The release of the valuation allowance in the fourth quarter benefitted Income Tax Expense and Net Income by approximately $3.3 billion.

The company’s estimated Federal net operating loss carryforward (NOL) position was $9.9 billion as of December 31, 2015.

2016 Business Outlook

“In 2015, we met or exceeded our key outlook measures for the year,” said Sunit Patel, executive vice president and CFO of Level 3. “Even with the tw telecom integration, global currency pressures driven by macroeconomic headwinds and the deconsolidation of our Venezuelan subsidiary last quarter, we had good momentum which drove revenue growth and strong profit performance for the year. We also refinanced $4.9 billion of our debt during 2015, resulting in over $110 million of annualized cash interest expense savings, positioning us well for 2016 and beyond.

“As we look to 2016, from a revenue perspective, we expect both total revenue and Core Network Services revenue growth, excluding UK Government revenue, to be stronger in 2016 compared to 2015, on a constant currency basis.

“We expect full year 2016 Adjusted EBITDA to grow 9 to 12 percent from a starting point of $2.592 billion, which excludes the three quarters of Adjusted EBITDA results from our Venezuelan subsidiary’s operations. For the full year 2016, we expect to generate Free Cash Flow of $1.0 to $1.1 billion.”

	2015		2016
Metrics	Outlook	Results	Outlook
Adjusted EBITDA	YoY growth of 15% - 17%(1)	16%	YoY growth of 9% - 12%(2)
Free Cash Flow	$600 - $650 million	$658 million	$1.0 - $1.1 billion

(1)         From a starting point of $2.271 billion, which represents pro forma 2014 Adjusted EBITDA, including tw telecom acquisition-related expenses

(2)         From a starting point of $2.592 billion, which is adjusted to exclude Adjusted EBITDA from the company’s Venezuela subsidiary.

For the full year 2016, the company also expects:

•                  GAAP interest expense of approximately $570 million

•                  Net cash interest expense of approximately $520 million

•                  Capital expenditures of approximately 15 percent of total revenue

•                  Depreciation and amortization of approximately $1.230 billion

•                  Full year income tax rate of approximately 30 percent

•                  Cash income tax expense of approximately $40 million

•                  Non-cash compensation expense of approximately $130 million

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s Fourth Quarter and Full Year 2015 Results today at 10 a.m. ET. The call will be broadcast live on Level 3’s Investor Relations website at http://investors.level3.com. Additional information regarding Fourth Quarter and Full Year 2015 Results, including the presentation management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International). Questions should be sent to investor.relations@level3.com.

For additional information, please call +1 720-888-2518.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+1 720-888-0560	+1 720-888-2518
Nikki.Wheeler@Level3.com	Mark.Stoutenberg@Level3.com

Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Operations, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q4 2015 (as reported)

(in millions)

Net Income	$3,323
Income Tax Benefit	(3,189)
Total Other Expense	204
Depreciation and Amortization	294
Non-Cash Stock Compensation	49
Adjusted EBITDA	$681

Total Revenue	$2,053
Adjusted EBITDA Margin	33.2%

Adjusted EBITDA Metric

Q4 2014 (Pro Forma) (1)

(in millions)

Net Loss	$(80)
Income Tax Benefit	(105)
Total Other Expense	279
Depreciation and Amortization	281
Non-Cash Stock Compensation	93
Non-Cash Impairment	1
Adjusted EBITDA	$469

Total Revenue	$2,052
Adjusted EBITDA Margin	22.9%

(1) Fourth quarter of 2014 Pro Forma Adjusted EBITDA reflects a full three months of both Level 3’s and tw telecom’s results.

Adjusted EBITDA Metric

Q4 2014 (as reported)

(in millions)

Net Income	$66
Income Tax Benefit	(103)
Total Other Expense	268
Depreciation and Amortization	250
Non-Cash Stock Compensation	25
Non-Cash Impairment	1
Adjusted EBITDA	$507

Total Revenue	$1,914
Adjusted EBITDA Margin	26.5%

Adjusted EBITDA Metric

Year Ended December 31, 2015 (as reported)

(in millions)

Net Income	$3,433
Income Tax Benefit	(3,150)
Total Other Expense	1,048
Depreciation and Amortization	1,166
Non-Cash Stock Compensation	141
Adjusted EBITDA	$2,638

Total Revenue	$8,229
Adjusted EBITDA Margin	32.1%

Adjusted EBITDA Metric

Year Ended December 31, 2014 (as reported)

(in millions)

Net Income	$314
Income Tax Benefit	(76)
Total Other Expense	775
Depreciation and Amortization	808
Non-Cash Stock Compensation	73
Non-Cash Impairment	1
Adjusted EBITDA	$1,895

Total Revenue	$6,777
Adjusted EBITDA Margin	28.0%

Adjusted EBITDA Metric

Year Ended December 31, 2014 (Pro Forma) (1)

(in millions)

Net Income	$149
Income Tax Benefit	(70)
Total Other Expense	905
Depreciation and Amortization	1,118
Non-Cash Stock Compensation	168
Non-Cash Impairment	1
Adjusted EBITDA	$2,271

Total Revenue	$8,123
Adjusted EBITDA Margin	28.0%

(1) Full year 2014 Pro Forma Adjusted EBITDA reflects a full year of both Level 3’s and tw telecom’s results.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2015 (as reported)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$556	$556
Capital Expenditures	(330)	(330)
Cash Interest Paid	173	N/A
Interest Income	—	N/A
Total	$399	$226

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2014 (Pro Forma) (1)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$337	$337
Capital Expenditures	(346)	(346)
Cash Interest Paid	222	N/A
Interest Income	—	N/A
Total	$213	$(9)

(1)  Fourth quarter of 2014 Pro Forma Cash Flows reflects a full three months of both Level 3’s and tw telecom’s results.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended December 31, 2014 (as reported)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$396	$396
Capital Expenditures	(302)	(302)
Cash Interest Paid	190	N/A
Interest Income	—	N/A
Total	$284	$94

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2015 (as reported)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$1,855	$1,855
Capital Expenditures	(1,229)	(1,229)
Cash Interest Paid	668	N/A
Interest Income	(1)	N/A
Total	$1,293	$626

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2014 (as reported)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$1,161	$1,161
Capital Expenditures	(910)	(910)
Cash Interest Paid	598	N/A
Interest Income	(1)	N/A
Total	$848	$251

Unlevered Cash Flow and Free Cash Flow
Year Ended December 31, 2014 (Pro Forma) (1)	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities	$1,438	$1,438
Capital Expenditures	(1,255)	(1,255)
Cash Interest Paid	729	N/A
Interest Income	(1)	N/A
Total	$911	$183

(1)  Full year 2014 Pro Forma Cash Flows reflects a full year of both Level 3’s and tw telecom’s results.

4Q14 Pro Forma Combined Company Results

($ in millions)	Historical Level 3	Add: Nov and Dec Intercompany Transactions	Standalone Level 3	Standalone tw*	Intercompany Eliminations	Pro Forma Adjustments (1)	Total
Core Network Services (CNS) Revenue
North America	$1,083	$5	$1,088	$433	$(15)	$(1)	$1,505
Wholesale	$359	$5	$364	$94	$(15)	$(18)	$425
Enterprise	$724	$—	$724	$339	$—	$17	$1,080

EMEA	$218	$—	$218	$—	$—	$3	$221
Wholesale	$75	$—	$75	$—	$—	$—	$75
Enterprise	$143	$—	$143	$—	$—	$3	$146

Latin America	$191	$—	$191	$—	$—	$1	$192
Wholesale	$41	$—	$41	$—	$—	$—	$41
Enterprise	$150	$—	$150	$—	$—	$1	$151

Total CNS Revenue	$1,492	$5	$1,497	$433	$(15)	$3	$1,918
Wholesale Voice Services and Other	137	—	137	—	—	(3)	134
Total Revenue	$1,629	$5	$1,634	$433	$(15)	$—	$2,052

Network Access Costs	$(616)	$(4)	$(620)	$(123)	$11	$—	$(732)
Network Related Expenses	(303)	(1)	(304)	(77)	3	—	(378)
Selling, General and Administrative Expenses	(333)	—	(333)	(234)	—	—	(567)
Add back: Non-Cash Compensation Expenses	24	—	24	69	—	—	93
Add back: Non-Cash Impairment	1	—	1	—	—	—	1
Adjusted EBITDA Including Acquisition-Related Expenses	$402	$—	$402	$68	$(1)	$—	$469

Transaction Costs	$15	$—	$15	$85	$—	$—	$100
Integration Costs	53	—	53	3	—	—	56
Total Acquisition Related Costs	$68	$—	$68	$88	$—	$—	$156

Adjusted EBITDA Excluding Acquisition-Related Expenses	$470	$—	$470	$156	$(1)	$—	$625

Capital Expenditures	$239	$—	$239	$107	$—	$—	$346

Colocation and Datacenter Services	$142	$—	$142	$14	$(1)	$(1)	$154
Transport and Fiber	521	4	525	72	(12)	3	588
IP and Data Services	594	1	595	280	(2)	(1)	872
Voice Services (Local and Enterprise)	235	—	235	67	—	2	304
Total Core Network Services	$1,492	$5	$1,497	$433	$(15)	$3	$1,918
Wholesale Voice Services and Other	137	—	137	—	—	(3)	134
Total Revenue	$1,629	$5	$1,634	$433	$(15)	$—	$2,052

* Certain reclassifications have been made to the historical presentation of tw telecom’s historical results to conform to the presentation used by Level 3, primarily related to network access costs, network related expenses, depreciation and amortization and selling, general and administrative expenses.

(1) The 2014 quarterly results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

FY14 Pro Forma Combined Company Results

	Historical Level 3	Add: Nov and Dec Intercompany Transactions	Standalone Level 3	Standalone tw*	Intercompany Eliminations	Pro Forma Adjustments (1)	Total
Core Network Services (CNS) Revenue
North America	$4,240	$5	$4,245	$1,685	$(58)	$(5)	$5,867
Wholesale	$1,462	$5	$1,467	$362	$(58)	$(65)	$1,706
Enterprise	$2,778	$—	$2,778	$1,323	$—	$60	$4,161

EMEA	$891	$—	$891	$—	$—	$11	$902
Wholesale	$328	$—	$328	$—	$—	$(2)	$326
Enterprise	$563	$—	$563	$—	$—	$13	$576

Latin America	$779	$—	$779	$—	$—	$4	$783
Wholesale	$165	$—	$165	$—	$—	$(1)	$164
Enterprise	$614	$—	$614	$—	$—	$5	$619

Total CNS Revenue	$5,910	$5	$5,915	$1,685	$(58)	$10	$7,552
Wholesale Voice Services and Other	582	—	582	—	—	(11)	571
Total Revenue	$6,492	$5	$6,497	$1,685	$(58)	$(1)	$8,123

Network Access Costs	$(2,450)	$(4)	$(2,454)	$(486)	$46	$—	$(2,894)
Network Related Expenses	(1,204)	(1)	(1,205)	(262)	11	—	(1,456)
Selling, General and Administrative Expenses	(1,121)	—	(1,121)	(550)	—	—	(1,671)
Add back: Non-Cash Compensation Expenses	72	—	72	96	—	—	168
Add back: Non-Cash Impairment	1	—	1	—	—	—	1
Adjusted EBITDA Including Acquisition-Related Expenses	$1,790	$—	$1,790	$483	$(1)	$(1)	$2,271

Transaction Costs	$22	$—	$22	$90	$—	$—	$112
Integration Costs	57	—	57	3	—	—	60
Total Acquisition Related Costs	$79	$—	$79	$93	$—	$—	$172

Adjusted EBITDA Excluding Acquisition-Related Expenses	$1,869	$—	$1,869	$576	$(1)	$(1)	$2,443

Capital Expenditures	$847	$—	$847	$408	$—	$—	$1,255

Colocation and Datacenter Services	$581	$—	$581	$49	$(4)	$(1)	$625
Transport and Fiber	2,041	4	2,045	299	(48)	9	2,305
IP and Data Services	2,345	1	2,346	1,069	(6)	(4)	3,405
Voice Services (Local and Enterprise)	943	—	943	268	—	6	1,217
Total Core Network Services	$5,910	$5	$5,915	$1,685	$(58)	$10	$7,552
Wholesale Voice Services and Other	582	—	582	—	—	(11)	571
Total Revenue	$6,492	$5	$6,497	$1,685	$(58)	$(1)	$8,123

* Certain reclassifications have been made to the historical presentation of tw telecom’s historical results to conform to the presentation used by Level 3, primarily related to network access costs, network related expenses, depreciation and amortization and selling, general and administrative expenses.

(1) The FY14 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2015.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended			Year Ended
(dollars in millions, except per share data)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Revenue	$2,053	$2,062	$1,914	$8,229	$6,777

Costs and Expenses
Network access costs	708	706	695	2,833	2,529
Network related expenses	344	369	345	1,432	1,246
Depreciation and amortization	294	296	250	1,166	808
Selling, general and administrative expenses	369	364	393	1,467	1,181
Total costs and expenses	1,715	1,735	1,683	6,898	5,764

Operating Income	338	327	231	1,331	1,013

Other Income (Expense):
Interest income	—	—	—	1	1
Interest expense	(152)	(145)	(195)	(642)	(654)
Loss on modification and extinguishment of debt	(55)	—	(53)	(218)	(53)
Venezuela deconsolidation charge	—	(171)	—	(171)	—
Other, net	3	6	(20)	(18)	(69)
Total other expense	(204)	(310)	(268)	(1,048)	(775)

Income (Loss) Before Income Taxes	134	17	(37)	283	238

Income Tax (Expense) Benefit	3,189	(16)	103	3,150	76

Net Income	$3,323	$1	$66	$3,433	$314

Basic Earnings per Common Share:
Net Income per Share	$9.33	$—	$0.22	$9.71	$1.23
Weighted-Average Shares Outstanding (in thousands)	356,274	355,791	305,842	353,385	254,428

Diluted Earnings per Common Share:
Net Income per Share	$9.24	$—	$0.21	$9.58	$1.21
Weighted-Average Shares Outstanding (in thousands)	359,712	358,714	309,597	358,593	258,483

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
(dollars in millions)	2015	2015	2014

Assets

Current Assets:
Cash and cash equivalents	$854	$691	$580
Restricted cash and securities	8	7	7
Receivables, less allowances for doubtful accounts	757	810	737
Other	130	149	157
Total Current Assets	1,749	1,657	1,481

Property, Plant and Equipment, net	9,878	9,812	9,860
Restricted Cash and Securities	42	44	20
Goodwill	7,749	7,753	7,689
Other Intangibles, net	1,127	1,182	1,414
Deferred Tax Assets	3,441	276	300
Other Assets	159	159	183
Total Assets	$24,145	$20,883	$20,947

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$629	$630	$664
Current portion of long-term debt	15	16	349
Accrued payroll and employee benefits	218	230	273
Accrued interest	108	137	174
Current portion of deferred revenue	267	273	287
Other	179	182	159
Total Current Liabilities	1,416	1,468	1,906

Long-Term Debt, less current portion	10,994	10,997	10,984
Deferred Revenue, less current portion	977	942	921
Other Liabilities	632	696	773
Total Liabilities	14,019	14,103	14,584

Stockholders’ Equity	10,126	6,780	6,363
Total Liabilities and Stockholders’ Equity	$24,145	$20,883	$20,947

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
(dollars in millions)	2015	2015	2014

Cash Flows from Operating Activities:
Net income	$3,323	$1	$66
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	294	296	250
Loss on impairment	—		18
Non-cash compensation expense attributable to stock awards	49	34	25
Loss on modification and extinguishment of debt	55	—	53
Venezuela deconsolidation charge	—	171	—
Accretion of debt discount and amortization of debt issuance costs	6	5	9
Accrued interest on long-term debt	(29)	12	(12)
Non-cash tax adjustments	—	—	2
Deferred income taxes	(3,207)	15	(118)
Gain (loss) on sale of property, plant and equipment and other assets	—	—	—
Other, net	3	2	25
Changes in working capital items:
Receivables	43	(98)	34
Other current assets	10	15	33
Payables	5	21	(56)
Deferred revenue	29	63	35
Other current liabilities	(25)	38	32
Net Cash Provided by Operating Activities	556	575	396

Cash Flows from Investing Activities:
Capital expenditures	(330)	(328)	(302)
Cash related to deconsolidated Venezuela operations	—	(83)	—
Change in restricted cash and securities, net	2	—	—
Investment in tw telecom, net of cash acquired	—	—	(167)
Proceeds from sale of property, plant and equipment and other assets	1	1	—
Other	—	(14)	—
Net Cash Used in Investing Activities	(327)	(424)	(469)

Cash Flows from Financing Activities:
Long-term debt borrowings, net of issuance costs	885	(1)	590
Payments on and repurchases of long-term debt and capital leases	(949)	(4)	(663)
Net Cash Used in Financing Activities	(64)	(5)	(73)

Effect of Exchange Rates on Cash and Cash Equivalents	(2)	(4)	(3)

Net Change in Cash and Cash Equivalents	163	142	(149)

Cash and Cash Equivalents at Beginning of Period	691	549	729

Cash and Cash Equivalents at End of Period	$854	$691	$580

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$173	$129	$190